As filed with the Securities and Exchange Commission on March 4, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 ELLINGTON FINANCIAL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0489289
(State of Incorporation)	(IRS Employer Identification No.)

53 Forest Avenue Old Greenwich, Connecticut	06870
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-218371

Securities to be registered pursuant to Section 12(g) of the Act:  None.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Ellington Financial Inc., a Delaware corporation, as the successor registrant to Ellington Financial LLC, a Delaware limited liability company.  Effective at 11:59 p.m. (Eastern Time) on March 1, 2019, Ellington Financial LLC converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the common stock, par value $0.001 per share, (the “Common Stock”), of Ellington Financial Inc., was deemed to be registered under Section 12(b) of the Exchange Act because Ellington Financial Inc. is deemed to be the successor registrant to Ellington Financial LLC. Ellington Financial Inc. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Common Stock will continue to trade on the New York Stock Exchange under the ticker symbol “EFC.”

This Amendment amends the Registration Statement as follows:

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Common Stock is contained in “Description of Common Stock” set forth in Exhibit 99.1 to Ellington Financial Inc.’s Current Report on Form 8-K filed on March 4, 2019, which is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Conversion of Ellington Financial LLC (incorporated herein by reference to Exhibit 3.2 of Ellington Financial Inc.’s Current Report on Form 8‑K filed on March 4, 2019).
Exhibit 3.2	Certificate of Incorporation of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.3 of Ellington Financial Inc.’s Current Report on Form 8‑K filed on March 4, 2019).
Exhibit 3.3	Bylaws of Ellington Financial Inc. (incorporated herein by reference to Exhibit 3.4 of Ellington Financial Inc.’s Current Report on Form 8‑K filed on March 4, 2019).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 4, 2019                ELLINGTON FINANCIAL INC.

By:	/s/ JR Herlihy

Name:	JR Herlihy

Title:	Chief Financial Officer